Statement of Confirmation

	This statement confirms that the undersigned, as an officer, director or beneficial owner of more than 10% on any class of any equity security of Aehr Test Systems (the "Company"), hereby appoints Gary Larson as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in the securities of the Company. The authority of Gary Larson under this Statement shall continue until the undersigned is no longer required to file Forms
3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that Gary Larson is not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.



Date: August 25, 1999		/s/MUKESH PATEL
                                ___________________________________
				Signature


				Mukesh Patel
                                ___________________________________



				Director
                                ___________________________________
				Title of Individual Signing,
                                if applicable



				___________________________________
				Print Name(s) of Security Holder(s),
                                if different than Name of the
                                Individual Signing